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EXHIBIT A

                             JOINT FILING AGREEMENT

         HarbourVest Partners, LLC, Edward W. Kane and D. Brooks Zug agree that the Schedule 13G, to which this Agreement is attached, relating to the Common Stock of Network Engines, Inc., is filed on behalf of each of them.

Dated: February 7, 2003                           HARBOUR VEST PARTNERS, LLC

                                                  By: /s/ Martha D. Vorlicek
                                                     ---------------------------
                                                  Name:  Martha D. Vorlicek
                                                  Title: Managing Director


Dated: February 7, 2003                           EDWARD W. KANE

                                                  By: /s/ Edward W. Kane
                                                     ---------------------------
                                                  Name:  Edward W. Kane


Dated: February 7, 2003                           D. BROOKS ZUG

                                                  By: /s/ D. Brooks Zug
                                                     ---------------------------
                                                  Name:  D. Brooks Zug

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